Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-181258 on Form S-8 of our report dated June 26, 2013 relating to the financial statements and financial statement schedule of the NSTAR Savings Plan, appearing in this Annual Report on Form 11-K of NSTAR Savings Plan for the year ended December 31, 2012.

By:

/s/

Fiondella, Milone & LaSaracina LLP

Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

June 26, 2013